UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2006
INTER-TEL (DELAWARE), INCORPORATED
(Exact name of Registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-10211 (Commission File Number)	86-0220994 (I.R.S. Employer Identification No.)

1615 South 52nd Street Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
FORMERLY KNOWN AS
INTER-TEL, INCORPORATED
(Former Name or Former Address, if Changed
Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into A Material Definitive Agreement
Item 3.03: Material Modification To Rights Of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements And Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 2.1
Exhibit 3.1
Exhibit 3.2
Exhibit 99.1

Item 1.01: Entry Into A Material Definitive Agreement
     The Registrant is the successor issuer to Inter-Tel, Incorporated, a corporation organized under the laws of the State of Arizona (“Inter-Tel”).
     Effective on June 28, 2006, Inter-Tel consummated a merger (the “Reincorporation”) with and into its wholly-owned subsidiary, Inter-Tel (Delaware), Incorporated, a Delaware corporation (“Inter-Tel (Delaware)”) in order to reincorporate in the State of Delaware. The Reincorporation was effected pursuant to an Agreement and Plan of Merger and Reincorporation dated as of June 28, 2006 (the “Merger Agreement”) by and between Inter-Tel and Inter-Tel (Delaware), a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K. The Reincorporation was recommended for approval by the Boards of Directors of both Inter-Tel and Inter-Tel (Delaware), and was submitted to a vote of, and approved by, Inter-Tel’s shareholders at its annual meeting held on May 31, 2006, and by Inter-Tel, as the sole stockholder of Inter-Tel (Delaware), in an action by written consent. As a result of the Reincorporation, the legal domicile of the Registrant is now Delaware.
     Pursuant to the terms of the Merger Agreement, (i) Inter-Tel merged with and into Inter-Tel (Delaware), with Inter-Tel (Delaware) being the surviving corporation; (ii) Inter-Tel (Delaware) assumed all assets and liabilities of Inter-Tel and all obligations under Inter-Tel’s outstanding indebtedness and contracts; (iii) Inter-Tel’s existing Board of Directors and officers became the Board of Directors and officers of the surviving corporation; and (iv) the Certificate of Incorporation and By-laws of Inter-Tel (Delaware) immediately prior to the Reincorporation, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, remained the Certificate of Incorporation and By-laws of the surviving corporation following the Reincorporation.
     As a result of the Merger Agreement, at the effective time of the Reincorporation: (i) each issued share of Common Stock of Inter-Tel, no par value, whether then outstanding or held in treasury, was automatically converted into one share of Common Stock, $0.001 par value, of Inter-Tel (Delaware); (ii) each option, warrant, purchase right, restricted stock unit or other security of Inter-Tel outstanding immediately before the Reincorporation was, by virtue of the Merger Agreement and without any action on the part of the holder thereof, converted into, and became such option, warrant, purchase right, restricted stock unit or other security of Inter-Tel (Delware), with the same terms and conditions.
     After the effective time of the Reincorporation, each outstanding certificate representing shares of Inter-Tel’s Common Stock will be deemed for all purposes to represent the same number of shares of Inter-Tel (Delaware)’s Common Stock. A holder of an outstanding certificate representing shares of Inter-Tel’s Common Stock may request to exchange such certificate for a certificate representing the same number of shares of the Inter-Tel (Delaware)’s Common Stock.

     The above description of the Merger Agreement is qualified in its entirety by reference to the full and complete text of such agreement.
Item 3.03: Material Modification To Rights Of Security Holders
     The information set forth above under Item 1.01 is incorporated herein by this reference.
     Prior to the Reincorporation, the Registrant’s corporate affairs were governed by the corporate law of Arizona, and by its Articles of Incorporation and By-laws (as amended from time to time, the “Arizona Charter and By-laws”), each of which was adopted under Arizona law. At the annual shareholders’ meeting, the shareholders of Inter-Tel approved that the Certificate of Incorporation of Inter-Tel (Delaware) include a provision (the “Provision”) requiring the approval of holders of a majority of the outstanding disinterested shares to approve certain mergers or buy-outs. Pursuant to the Merger Agreement described above, and as a result of the consummation of the Reincorporation, the Certificate of Incorporation, which included the Provision, and the By-laws of Inter-Tel (Delaware) in effect immediately prior to the consummation of the Reincorporation (the “Delaware Charter and By-laws”) became the Certificate of Incorporation and By-laws of the surviving corporation. Accordingly, the constituent instruments defining the rights of holders of the Registrant’s capital stock will now be the Delaware Charter and By-laws, copies of which are filed as exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K. Additionally, as a result of the Reincorporation, Delaware corporate law will generally be applicable in the determination of the rights of security holders of the Registrant under state corporate laws. The Provision and the differences in the rights of the security holders of the Registrant as a result of the Reincorporation are more fully described in the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 10, 2006, which is incorporated in its entirety herein by reference.
Item 8.01 Other Events
     On June 30, 2006, Inter-Tel (Delaware) issued a press release announcing the Reincorporation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements And Exhibits
(d)	Exhibits
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger and Reincorporation
Exhibit 3.1	Certificate of Incorporation of Inter-Tel (Delaware)
Exhibit 3.2	By-laws of Inter-Tel (Delaware)
Exhibit 99.1	Press Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 30, 2006.

INTER-TEL (DELAWARE), INCORPORATED
By:	/s/ Kurt R. Kneip
Name:	Kurt R. Kneip
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger and Reincorporation
Exhibit 3.1	Certificate of Incorporation of Inter-Tel (Delaware)
Exhibit 3.2	By-laws of Inter-Tel (Delaware)
Exhibit 99.1	Press Release